Exhibit 21.1

List of Subsidiaries of the Registrant

Company name	Registered office
Addict Mobile Technology Sas	Paris - France
Addict Mobile Inc	New York - USA
Axis Mundi Sa	Buenos Aires -Argentina
Buongiorno Mobile Rus Llc	Moscow - Russia
Buongiorno South Africa (Pty) Ltd	Cape Town - South Africa
Contento do Brasil Ltda	Sao Paulo – Brazil
Contento Facilities Llc	Santa Monica - USA
Contento Media Inc	Santa Monica - USA
Desarrollos y Soluciones Digitales DV Srlcv	Mexico City - Mexico
Digital Online Development de Chile Spa	Santiago - Chile
Digital Online Development Sl	Madrid - Spain
Digital Virgo Sas (“DV Sub”)	Lyon - France
Digital Virgo Africa Sa	Abidjan - Ivory Coast
Digital Virgo AMEA Ltd	Rose Hill - Mauritius
Digital Virgo Argentina Sa	Buenos Aires - Argentina
Digital Virgo Burkina Faso Sarl	Ouagadougou - Burkina Faso
Digital Virgo Cameroun Sarl	Douala - Cameroon
Digital Virgo do Brasil Ltda	Sao Paulo – Brazil
Digital Virgo Egypt Llc	Cairo - Egypt
Digital Virgo E.P. Sau	Madrid - Spain
Digital Virgo Espana Sl	Madrid - Spain
Digital Virgo France Sas	Aix-en-Provence - France
Digital Virgo Guinée Sarl	Conakry - Republic of Guinea
Digital Virgo Gulf FZ-Llc	Dubai - United Arab Emirates
Digital Virgo Hellas Mobile Ltd	Athens - Greece
Digital Virgo Italia Spa	Milan - Italy
Digital Virgo Mali Sarl	Bamako - Mali
Digital Virgo Maroc Sarl	Casablanca - Morocco
Digital Virgo Nigeria Ltd	Lagos - Nigeria
Digital Virgo Payment UAB	Vilnius - Lithuania
Digital Virgo Peru Sac Lda	Lima - Peru
Digital Virgo Polska Sa	Warsaw - Poland
Digital Virgo Portugal Lda	Lisbon - Portugal
Digital Virgo RDC Sarl	Kinshasa - Democratic Republic of Congo
Digital Virgo Sénégal Sarl	Dakar - Senegal
Digital Virgo Ticketing Srl	Milan - Italy
Digital Virgo Tunisie Sa	Tunis - Tunisia
Digital Virgo UK Ltd	London - United Kingdom
Digitaran Sl	Madrid - Spain
D-Mobilelab Spain Sa	Madrid - Spain
DV Pass Technologies Sl	Madrid - Spain
DV Turkey Dijital Telekomünikasyon Ltd	Istanbul - Turkey
Euromag Sarl	Casablanca - Morocco
MyAlert Mexico S.R.L.	Mexico City - Mexico
Pass2mobile Sp Zoo	Warsaw - Poland
Plusphone Srl	Milan - Italy
PS Mobile Access Sas	Aix-en-Provence - France
Rainbow Development Sa	Buenos Aires - Argentina
Sedeco Ltd	Rose Hill - Mauritius
Virgo Facilities Sarl	Lyon - France